EXHIBIT 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER
REGARDING FORM 10-Q FOR QUARTER ENDING
SEPTEMBER 30, 2002

     I, Nello Gonfiantini III , Chairman of the Board, President and Secretary of Specialty Trust, Inc. (the Company), hereby state, certify and attest in this written statement that :

     (a)  The quarterly report of the Company filed on form 10-Q for the quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (b)  The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nello Gonfiantini III Name: Nello Gonfiantini III Title: Chairman of the Board, President and Secretary	Dated this 19th day of November 2002